Exhibit 10.45
EXECUTION VERSION
AMENDMENT NO. 1 TO CREDIT AGREEMENT
AMENDMENT NO. 1, dated as of November 29, 2013 (this “Amendment”), among American Apparel, Inc., a Delaware corporation (the “Borrower”), the Facility Guarantors party hereto, the existing Lenders (the “Existing Lenders”) under, and as defined in, the Credit Agreement (as hereinafter defined), comprising at least the Required Lenders (excluding, for the avoidance of doubt, the 2013 Lenders) and the 2013 Lenders (as hereinafter defined).
WHEREAS, reference is hereby made to the Credit Agreement, dated as of May 22, 2013 (the “Credit Agreement”), among the Borrower, the Lenders party thereto, the Facility Guarantors party thereto and Lion/Hollywood L.L.C, as Initial Lender;
WHEREAS, as of the date hereof, the Borrower and the Existing Lenders comprising at least the Required Lenders desire to amend the Credit Agreement pursuant to amendments authorized by Section 8.02 of the Credit Agreement to (i) permit the borrowing of the 2013 Loans (as hereinafter defined) pursuant to this Amendment and to designate the 2013 Loans as “Loans” for all purposes under the Credit Agreement; (ii) add call protection provided under Section 2.07 and 2.08 of the Credit Agreement to the two-year anniversary of the Amendment No. 1 Effective Date; and (iii) make the other modifications set forth herein;
WHEREAS, the Borrower desires to obtain the 2013 Loans in an aggregate principal amount of $5,000,000;
WHEREAS, each 2013 Lender has agreed to provide the 2013 Loans in accordance with the terms and conditions set forth in this Amendment and in the Amended Credit Agreement; and
WHEREAS, pursuant to Section 8.02 of the Credit Agreement, the consent of the Required Lenders (excluding, for the avoidance of doubt, the 2013 Lenders) is required for the effectiveness of the amendments to the Credit Agreement set forth in this Amendment, and such Required Lenders have agreed to consent to such amendments.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Amended Credit Agreement. The rules of construction and other interpretive provisions specified in Section 1.02 of the Amended Credit Agreement shall apply to this Amendment, including terms defined in the preamble and recitals hereto.
(b)    As used in this Amendment, the following terms have the meanings specified below:
“2013 Lender” shall mean a Lender with a 2013 Loan Commitment or an outstanding 2013 Loan.
“2013 Loan” shall have the meaning provided in Section 2.

“2013 Loan Commitment” shall mean, in the case of each Lender, the amount set forth opposite such Lender’s name on Schedule 1 to this Amendment as such Lender’s “2013 Loan Commitment”. The aggregate principal amount of all 2013 Loan Commitments as of the Amendment No. 1 Effective Date is $5,000,000.
“Amended Credit Agreement” shall mean the Credit Agreement, as amended by this Amendment.
“Amendment No. 1 Effective Date” shall have the meaning provided in Section 6 hereof.
Section 2. 2013 Loan. On the Amendment No. 1 Effective Date, subject to the terms and conditions set forth herein and in the Amended Credit Agreement, each 2013 Lender, severally and not jointly, shall make a loan or loans (each, a “2013 Loan”) to the Borrower in accordance with this Section 2 by delivering to the Borrower immediately available funds in an amount equal to its 2013 Loan Commitment.
Section 3. Amendment; Borrowings on Amendment No. 1 Effective Date. (a) Each of the parties hereto agrees that, effective on the Amendment No. 1 Effective Date and immediately prior to the borrowing of the 2013 Loans, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto
(b)    With effect from the effectiveness of this Amendment, each 2013 Loan made on the Amendment No. 1 Effective Date in accordance with Section 2 hereof shall constitute, for all purposes of the Amended Credit Agreement, a Loan made pursuant to the Amended Credit Agreement and this Amendment, and all provisions of the Amended Credit Agreement applicable to Initial Term Loans shall be applicable to such Loans.
(c)    The 2013 Loan Commitments provided for hereunder shall terminate on the Amendment No. 1 Effective Date immediately upon the borrowing of the 2013 Loans pursuant to Section 2.
Section 4. Effect of Amendment; Reaffirmation; Etc. Except as expressly set forth herein or in the Amended Credit Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or under the Credit Agreement or under any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing, (i) each Loan Party acknowledges and agrees that each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended hereby) and (ii) each Facility Guarantor hereby confirms and ratifies its continuing unconditional obligations as Facility Guarantor under the Guarantee with respect to all of the Obligations (including, for the avoidance of doubt, the 2013 Loans made on the Amendment No. 1 Effective Date). On and as of the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Credit Agreement shall refer to the Credit Agreement as amended hereby.

Section 5. Representations of Loan Parties. Each of the Loan Parties hereby represents and warrants that, immediately prior to and immediately after giving effect to the transactions contemplated by this Amendment, including the borrowing of the 2013 Loans provided for herein:
(a)    the representations and warranties set forth in Article III of the Amended Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any such representation and warranty that is qualified by “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to such qualification therein) on and as of the Amendment No. 1 Effective Date with the same effect as though made on and as of such date or such earlier date, as applicable; and
(b)    no Default or Event of Default shall exist or would result from the transactions contemplated by this Amendment, including the borrowing of 2013 Loans; and
(c)    on the Amendment No. 1 Effective Date, after giving effect to all of the transactions contemplated hereby (including the incurrence of the 2013 Loans), the Loan Parties and their Subsidiaries on a consolidated basis are Solvent.
Section 6. Effectiveness. This Amendment, and the obligation of the 2013 Lenders to make the 2013 Loans to be made by it pursuant to Section 2 of this Amendment, shall become effective on the date (the “Amendment No. 1 Effective Date”) when each of the following conditions shall have been satisfied:
(a)    the 2013 Lenders shall have received counterparts of this Amendment executed and delivered by a duly authorized officer of each of (i) the Loan Parties and (ii) the Existing Lenders constituting at least the Required Lenders.
(b)    The 2013 Lenders shall have received a favorable written opinion (addressed to each Lender, including the 2013 Lenders, and dated the Amendment No. 1 Effective Date) of counsel for the Loan Parties covering such matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby as the 2013 Lenders shall reasonably request. The Loan Parties hereby request such counsel to deliver such opinions.
(c)    The 2013 Lenders shall have received Charter Documents and such other documents and certificates as the 2013 Lenders or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance satisfactory to the 2013 Lenders and their counsel (it being understood and agreed that the Loan Parties shall not be required to deliver such Charter Documents if the relevant Loan Party certifies that there have been no changes to such Charter Documents from those delivered to the Initial Lender on the Closing Date).
(d)    The 2013 Lenders shall have received a certificate, reasonably satisfactory in form and substance to the 2013 Lenders, (i) certifying the Loan Parties and their Subsidiaries, taken as a whole, are Solvent as of the Amendment No. 1 Effective Date and (ii) certifying that, as of the Amendment No. 1 Effective Date, the representations and warranties made by the Loan Parties in this Amendment and the Loan Documents, or which are contained in any document furnished in connection herewith and therewith, are true and correct in all material respects; provided that any representation and warranty that is qualified as to materiality or “Material Adverse Effect” or similar language and the representation and warranty contained in Section 3.04 of the Credit Agreement shall be true and correct in all respects; and that no Default or Event of Default exists.
(e)    All fees due at or immediately after the Amendment No. 1 Effective Date and all Credit Party Expenses incurred in connection with the establishment of the 2013 Loans contemplated hereby (including the reasonable fees and expenses of counsel to the 2013 Lenders), shall have been paid in full on or before the Amendment No. 1 Effective Date. All such amounts will be paid with the proceeds of the Loans made on the Amendment No. 1 Effective Date and will be reflected in the funding instructions given by the Borrower to the 2013 Lenders on or before the Amendment No. 1 Effective Date.
(f)    All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the 2013 Lenders.
(g)    There shall have been delivered to the 2013 Lenders such additional instruments and documents as the 2013 Lenders or their counsel reasonably may require or request.
(h)    The 2013 Lenders shall have received a notice with respect to the borrowing of the 2013 Loans as reasonably requested in a manner consistent with that contemplated by Section 2.02(a) of the Credit Agreement.
(i)    The 2013 Lenders shall have received a true, correct and complete copy, certified as such by the Borrower, of (1) the First Lien Credit Agreement, (2) the Security Agreement, dated April 4, 2013, entered into in connection with the First Lien Credit Agreement, (3) the Intellectual Property Security Agreement, dated April 4, 2013, entered into in connection with the First Lien Credit Agreement, (4) the U.S. Pledge Agreement (as defined in the First Lien Credit Agreement), (5) the Guaranty, dated April 4, 2013, entered into in connection with the First Lien Credit Agreement, (6) the Deposit Account Control Agreement, dated April 4, 2013, among Capital One, N.A., American Apparel (USA), LLC, American Apparel Retail, Inc., Capital One Leverage Finance Corp., and U.S. Bank National Association, (7) the Security Agreement (as defined in the Senior Notes Indenture), (8) the IP Security Agreement (as defined in the Senior Notes Indenture), (9) the Pledge Agreement (as defined in the Senior Notes Indenture), (10) the Senior Notes Indenture, (11) the Intercreditor Agreement (as defined in the Senior Notes Indenture) and (12) the Canadian Intercreditor Agreement (as defined in the Senior Notes Indenture), in each case, in effect as of the Amendment No. 1 Effective Date (it being understood and agreed that the Loan Parties shall not be required to deliver any such document if the relevant Borrower certifies that there have been no changes to such document from that delivered to the Initial Lender on the Closing Date).
[(j)    The 2013 Lenders shall have received a true, correct and complete copy, certified as such by the Borrower, of an amendment to the First Lien Credit Agreement and any loan documents related thereto, explicitly permitting the incurrence of the 2013 Loans and the other transactions contemplated by this Amendment, and such amendment shall be in form and substance reasonably satisfactory to the 2013 Lenders and be in full force and effect on or prior to the Amendment No. 1 Effective Date].
Section 7. No Other Amendments or Waivers; Confirmation. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to any future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the Amendment No. 1 Effective Date, any reference in any Loan Document to the Credit Agreement shall mean the Credit Agreement as modified hereby. As of the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment No. 1 Effective Date. This Amendment is a Loan Document.
Section 8. Consent of Facility Guarantors. Each Facility Guarantor hereby consents to this Amendment and agrees that the terms hereof shall not affect in any way its obligations and liabilities under the Loan Documents (as amended and otherwise expressly modified hereby), all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed (as amended and otherwise expressly modified hereby).
Section 9. Expenses. The Borrower agrees to reimburse each of the Lenders (including the 2013 Lenders) for their respective outstanding reasonable out-of-pocket expenses (whether or not yet invoiced to the Borrower) incurred in connection with the Credit Agreement, this Amendment and the other Loan Documents (including without limitation, the reasonable fees, disbursements and other charges of Simpson Thacher & Bartlett LLP as counsel to the Lenders). This Amendment constitutes a Loan Document.
Section 10. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
Section 11. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile or other electronic transmission of the relevant signature pages hereof.
Section 12. Headings. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
Section 13. Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement.
Section 14. Severability. The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation, or jurisdiction or as applied to any person.
Section 15. Successors. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 16. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.
Section 17. Submission to Jurisdiction. Each Loan Party agrees that any suit for the enforcement of this Amendment may be brought in the federal or state courts of the State of New York as the Lenders may elect in their sole discretion and consents to the non-exclusive jurisdiction of such courts. Each party to this Amendment hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Amendment against a Loan Party or its properties in the courts of any jurisdiction.
[SIGNATURE PAGES FOLLOW]

[Signature Page to Amendment No. 1 to Credit Agreement]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
AMERICAN APPAREL, INC.
as Borrower

By:    /s/ Glenn A. Weinman
Name: Glenn A. Weinman
Title: Executive Vice President, General Counsel and Secretary

Each of the other Guarantors listed on Annex A hereto:

By:	/s/ Glenn A. Weinman
Name:Glenn A. Weinman
Title:Executive Vice President, General Counsel and Secretary

Annex A

American Apparel (USA), LLC
American Apparel Retail, Inc.
American Apparel Dyeing & Finishing, Inc.
KCL Knitting, LLC
Fresh Air Freight, Inc.

[Signature Page to Amendment No. 1 to First Lien Credit Agreement]

lion/hollywood, l.l.c., as Lender

By
Name: Jeff Chang
Title: Vice President

2013 Lender:

LION/HOLLYWOOD L.L.C., as 2013 Lender

By	/s/ Jeff Chang
Name: Jeff Chang
Title: Vice President

Schedule 1
2013 Loan Commitment

2013 Lender	2013 Loan Commitment
Lion/Hollywood L.L.C. Address for Lion/Hollywood L.L.C.: 100 Wilshire Boulevard Los Angeles, CA 90401	$5,000,000

Exhibit A
[Amendments to Credit Agreement attached]

CREDIT AGREEMENT, dated as of May 22, 2013, among:
(a)AMERICAN APPAREL, INC., a corporation organized under the laws of the State of Delaware, with its principal executive offices at 747 Warehouse Street, Los Angeles, California, for itself and as agent (in such capacity, the “Borrower”);
(b)the FACILITY GUARANTORS now or hereafter party hereto;
(d)    LION/HOLLYWOOD L.L.C., as the initial lender hereunder; and
(d)    the other LENDERS from time to time party hereto;
in consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01    Definitions.
As used in this Agreement, the following terms have the meanings specified below:
“2013 Lender” has the meaning set forth in Section 1(b) of Amendment No. 1.
“2013 Loan” has the meaning set forth in Section 1(b) of Amendment No. 1.
“2013 Loan Commitment” has the meaning set forth in Section 1(b) of
Amendment No. 1.
“Affiliate” means, with respect to a specified Person, any Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.
“Aggregate Exposure” means, with respect to any Lender at any time, an amount equal to (i) until the Closing Date, the aggregate amount of such Lender’s Commitments then in effect and (ii) thereafter, the aggregate then unpaid principal amount of such Lender’s Loans, including PIK Interest added to the principal amount of such Loans, if any.
“Aggregate Exposure Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified and in effect from time to time.
“Amendment No. 1” means Amendment No. 1, dated as of the Amendment No. 1 Effective Date, among the Borrower, the Facility Guarantors party thereto, the
Existing Lenders party thereto and the 2013 Lenders.

“Amendment No. 1 Effective Date” has the meaning set forth in Section 1(b) of
Amendment No. 1.
“American Apparel (USA)” means American Apparel (USA), LLC, a California limited liability company.
“Applicable Law” means as to any Person: (i) all laws, statutes, rules, regulations, orders, codes, ordinances or other requirements having the force of law and (ii) all court orders, decrees, judgments, injunctions, notices, binding agreements and/or rulings, in each case of or by any Governmental Authority which has jurisdiction over such Person, or any property of such Person.
“Applicable Premium” means, with respect to Loans, including PIK Interest, to be prepaid on (i) the date of any optional prepayment pursuant to Section 2.07 or (ii) a
Change of Control Payment Date pursuant to Section 2.08(a) (any such date, a
“Prepayment Date”), the excess of (A) the present value at such Prepayment Date of
(1) the Prepayment Price of such Loans, including PIK Interest to the extent added to principal, plus (2) all required remaining scheduled interest payments due on such Loans through the second anniversary of the Amendment No. 1 Effective Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Loans, including PIK Interest, to be prepaid on such
Prepayment Date. Calculation of the Applicable Premium will be made by the Borrower or on behalf of the Borrower by such Person as the Borrower shall designate and shall be approved by the Required Lenders.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with, if applicable, the consent of any party whose consent is required by Section 8.04), in the form of Exhibit A.
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §101 et seq.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” has the meaning set forth in the Preamble to this Agreement. “Borrowing” means the incurrence of Loans on the Closing Date.

“Change of Control Payment Date” has the meaning provided therefor in Section 2.08(a).
“Charges” has the meaning provided therefor in Section 8.13.
“Charter Document” means as to any Person, its partnership agreement, certificate of incorporation, operating agreement, membership agreement or similar constitutive document or agreement, its by-laws and all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Capital Stock, and all other arrangements relating to the Control or management of such Person.
“Closing Date” means May 22, 2013.
“Code” means the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder, as amended from time to time.
“Collateral” means any and all “Collateral” or words of similar intent as defined in any applicable Security Document (if any).
“Collateral Agent” means any collateral agent appointed pursuant to the Security Documents.
“Commitment” means, (a) with respect to each Lender on the Closing Date, the aggregate commitment(s) of such Lender hereunder to make Loans to the Borrower on the Closing Date in an amount not to exceed the amount set forth opposite its name on Schedule 1.01(a) hereto and (b) and with respect to each 2013 Lender on the Amendment No. 1 Effective Date, the 2013 Loan Commitment of such Lender. As of

the Closing Date, the aggregate amount of the Commitments is $4,500,000.	As of the

Amendment No. 1 Effective Date, the aggregate 2013 Loan Commitment is $5,000,000.
“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.
“Control” means the possession, directly or indirectly, of the power (i) to vote 25% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (ii) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means (i) the Lenders, (ii) any Collateral Agent, (iii) the beneficiaries of each indemnification obligation undertaken by the Borrower and the other Loan Parties under any Loan Document, (iv) any other Person to whom Obligations under this Agreement and other Loan Documents are owing and (v) the

“Indebtedness” has the meaning provided in the Senior Notes Indenture.
“Indemnified Taxes” means Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.
“Indemnitee” has the meaning provided in Section 8.03(b). “Information” has the meaning provided in Section 8.15(a).
“Initial Lender” means Lion/Hollywood L.L.C. or any Affiliate thereof to whom its Loans are assigned within the first three months after the Closing Date.
“Intercreditor Agreement” means the Intercreditor Agreement among Capital One Leverage Finance Corp., as administrative agent under the First Lien Credit Agreement, U.S. Bank National Association, as collateral agent and trustee under the Senior Notes Indenture, the Borrower and the Facility Guarantors, dated as of April 4, 2013, as the same may be amended, supplemented or modified from time to time.
“Interest Election” has the meaning provided in Section 2.04(a).
“Interest Payment Date” means the last day of each of March, June, September and December.
“Interest Rate” means a per annum rate equal to 18%; provided, however, that if a Special Interest Trigger Event occurs, the Interest Rate means a per annum rate equal to 20%. Any change in the Interest Rate resulting from such Special Interest Trigger Event shall become effective retroactive to (x) with respect to the Loans made on the Closing Date, the Closing Date and (y) with respect to the 2013 Loans, the Amendment No. 1 Effective Date.
“Joinder Agreement” means an agreement, in the form attached hereto as Exhibit C, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as a Facility Guarantor.
“Lenders” means the Initial Lender, the other Persons identified on Schedule 1.01(a) hereto, the 2013 Lenders and each assignee that becomes a party to this Agreement as set forth in Section 8.04(b), in each case other than a Person who ceases to hold any Loans and any Commitments.
“Lien” has the meaning provided in the Senior Notes Indenture. “Loan Account” has the meaning provided in Section 2.09(a).
“Loan Documents” means this Agreement, the Notes, the Security Documents, if any, any intercreditor arrangement entered into pursuant to Section 5.05 and any other instrument or agreement now or hereafter executed and delivered in connection herewith, each as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
“Loan Party” or “Loan Parties” means the Borrower and the Facility Guarantors.
“Loans” means all loans made on the Closing Date pursuant to this Agreement pursuant to Section 2.01, all 2013 Loans made on the Amendment No. 1 Effective Date pursuant to Amendment No. 1 and all PIK Interest, if any, that has been added to the principal balance of the Loans on any Interest Payment Date pursuant to Section 2.04.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Loan Parties, taken as a whole; (b) a material impairment of the rights and remedies of any Lender under any Loan Document, or of the ability of the Loan Parties, taken as a whole, to pay any Obligations under the Loan Documents, when due; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Documents to which it is a party.
“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties and their Subsidiaries in an aggregate principal amount exceeding $2,500,000.
“Maturity Date” means October 4, 2018, and if such date is not a Business Day, the next succeeding Business Day.
“Maximum Rate” has the meaning provided therefor in Section 8.13.
“Minority Lenders” has the meaning provided therefor in Section 8.02(c).
“Notes” means the notes in substantially the form as attached hereto as Exhibit B, as may be amended, supplemented or modified from time to time.
“Obligations” means (a) the due and punctual payment of (i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against the Borrower or any Facility Guarantor under the Bankruptcy Code or any state, federal or provincial bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding) on the Loans and Facility Guaranties as and when due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the Credit Parties under this Agreement and the other Loan Documents, and (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents.

“Other Taxes” means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
“Participant” has the meaning provided therefor in Section 8.04(e). “Participation Register” has the meaning provided therefor in Section 8.04(e).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“PIK Interest” has the meaning provided in Section 2.04(a).
“Prepayment Date” has the meaning provided in the definition of “Applicable
Premium”.
“Prepayment Price” means (a) in the case of an optional prepayment pursuant to
Section 2.07, 109.0% of the principal amount of the Loans, including PIK Interest, to be prepaid and (b) in the case of a Change of Control Payment pursuant to Section
2.08(a), 106.0% of the principal amount of the Loans, including PIK Interest, to be repurchased.
“Real Estate” has the meaning ascribed to “Premises” in the Senior Notes Indenture.
“Register” has the meaning provided in Section 8.04(c).
“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Release” has the meaning provided in Section 101(22) of CERCLA.
“Required Lenders” means (i) if there are two or fewer Lenders, all Lenders or (ii) if there are three or more Lenders, at any time, Lenders holding more than 50% of the aggregate unpaid principal amount of the Loans outstanding, including PIK Interest, if any, added to the principal amount of the Loans.
“Restricted Subsidiary” means any “Restricted Subsidiary” under the Senior Notes Indenture or, if the Senior Notes Indenture is no longer in effect, any Subsidiary of the Borrower which at the time of determination is not an Unrestricted Subsidiary.
“Security Documents” means each security agreement or other instrument or document executed and delivered pursuant to Section 5.05 of this Agreement or any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s Consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (i) of which Capital Stock representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise requires, “Subsidiary” or “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Taxes” means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Commitment” means $4,500,000.
“Treasury Rate” means, with respect to a Prepayment Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity
(as compiled and published in the most recent Federal Reserve Statistical Release
H.15(519) (or any successor publication which is published weekly by the Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) that has become publicly available at least two (2) Business Days prior to such Prepayment Date (or, if such Statistical Release (or any successor release)
is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Prepayment Date to the second anniversary of the
Amendment No. 1 Effective Date; provided, however, that, if the period from such
Prepayment Date to the second anniversary of the Amendment No. 1 Effective Date is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Prepayment Date to the second anniversary of the Amendment
No. 1 Effective Date is less than one year, the weekly average yield on actually traded
United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Unrestricted Subsidiary” means any “Unrestricted Subsidiary” under the Senior Notes Indenture or, if the Senior Notes Indenture is no longer in effect, (i) any Subsidiary of the Borrower that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the board of directors of the Borrower in the manner provided in Section 5.06 and (ii) any Subsidiary of an Unrestricted Subsidiary.

Interest”), (ii) by increasing the outstanding principal amount of the Loans on the relevant Interest Payment Date by the amount of interest accrued from the effective date of any such Interest Election until such Interest Payment Date (“PIK Interest”), with such increases to the principal amount of the Loans allocated on a pro rata basis to the outstanding Loans of the Lenders in accordance with such Lenders Aggregate Exposure Percentages immediately prior to such allocation and/or (iii) at the Borrower’s discretion, partially in PIK Interest and partially in Cash Interest. Unless the context otherwise requires, for all purposes hereof, references to “principal amount” of the Loans refers to the face amount of the Loans and not gross proceeds funded hereunder and includes any interest so capitalized and added to the principal amount of the Loans from the date on which such interest has been so added.
(a)(a) The Borrower must make an Interest Election by delivering a notice to each of the Lenders no later than ten (10) Business Days prior to the effective date of any Interest Election, which notice shall specify (x) whether such Interest Election is made under clause (i) and/or (ii) of the immediately preceding paragraph and (y) the effective date of such Interest Election, which effective date must be the next succeeding Interest Payment Date to occur after the date of the giving of such notice, or, if not a Business Day, the first Business Day to occur thereafter. An Interest Election shall remain in effect until the earlier of (i) next Interest Payment Date following the effective date of such Interest Election and (ii) the Maturity Date; provided that no more than one Interest Election may be given by the Borrower in any three-month period. InSubject to Section 2.04(h), in the absence of such an election for any interest period, interest on the Loans shall be payable as PIK Interest.
(b)(b) Subject to Section 2.05, each Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 (or 366 days, if applicable) at a rate per annum that shall be equal to the Interest Rate compounding quarterly to the extent provided in Section 2.04(cd).
(c)(c) Cash Interest accrued on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Agreement. PIK Interest accrued on each Loan shall be payable by increasing the outstanding principal amount of the Loans by the amount of PIK Interest on the Interest Payment Date applicable to such Loan for such period and in such amounts as required by the relevant Interest Election(s). Any interest so added to the principal amount of the Loans shall bear interest as provided in this Section 2.04 from the date on which such interest has been so added. The obligation of the Borrower to pay PIK Interest shall be automatically evidenced by this Agreement or, if applicable, any Notes issued pursuant to this Agreement. Any additional interest accrued on each Loan as a result of the occurrence of a Special Interest Trigger Event shall be payable by increasing the outstanding principal amount of the Loans by the amount of PIK Interest on such immediately succeeding Interest Payment Date applicable to such Loan for such period and in such amounts as required by the relevant Interest Election(s) made pursuant to Section 2.04(a).

(a)(d) All accrued and unpaid interest shall be paid in cash at maturity (whether by acceleration or otherwise), after such maturity on demand and upon any repayment or prepayment thereof (on the amount prepaid).
(b)(e) In addition to interest payments required to be made hereunder, and subject to the rights of acceleration hereunder, the full unpaid principal balance of the Loans, including PIK Interest, if any, that has been added to the principal balance of the Loans, shall be payable in full on the Maturity Date.
(c)(f) In computing interest on any Loan, the date on which such interest is paid shall not be included and the first date of the interest period applicable to such Loan shall be included.
(d)Notwithstanding anything to the contrary herein, all interest on the Loans shall be Cash Interest to the extent that the payment of PIK Interest is not permitted under the Senior Notes Indenture.

SECTION 2.05	Default Interest.

After the occurrence of any Default which remains unremedied for twenty (20) days and at all times thereafter while such Default remains unremedied, interest shall accrue on all outstanding Loans including on PIK Interest, if any, that has been added to the principal amount of the Loan (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (the “Default Rate”) equal to the Interest Rate in effect from time to time plus 2% per annum and such interest shall be payable in cash on each Interest Payment Date (or any earlier maturity of the Loans).
SECTION 2.06    Increased Costs.
(a)    If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender; or
(ii)impose on any Lender any other condition affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    If any Lender determines that any Change in Law regarding
capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or liquidity or on the capital or liquidity of such

Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(a)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.06 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof.
(b)Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.06 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no compensation will be paid to any Lender with respect to any Change in Law that has occurred 180 days before such Lender has demanded compensation under this Section 2.06.
SECTION 2.07    Optional Prepayment of Loans; Reimbursement of
Lenders.
(a)The Borrower shall have the right to prepay any outstanding Loans, in whole or part, upon at least two (2) Business Day’s prior written notice or facsimile notice to each Lender, prior to 5:00 p.m., New York City time.

[Reserved.]

(b)Any prepayment made pursuant to this Section 2.07 shall be subject to the following limitations:
(i)Allall prepayments shall be paid to all Lenders for application to the prepayment of outstanding Loans, including PIK Interest, if any, together with any accrued and unpaid interest, ratably in accordance with each Lender’s Aggregate Exposure Percentage; and
(ii)all prepayments on or prior to the second anniversary of the Amendment No. 1 Effective Date shall be accompanied by an amount equal to the Applicable Premium;
(iii)all prepayments after the second anniversary of the Amendment No. 1 Effective Date but on or prior to the third anniversary of the Amendment No. 1 Effective Date shall be accompanied by a premium in an amount equal to 9.0% of the principal amount of the

Loans, including PIK Interest to the extent added to principal, to be prepaid;
(i)all prepayments after the third anniversary of the
Amendment No. 1 Effective Date but on or prior to the fourth anniversary of the Amendment No. 1 Effective Date shall be
accompanied by a premium in an amount equal to 4.5% of the principal amount of the Loans, including PIK Interest to the extent added to principal, to be prepaid; and
(ii)(ii) Eeach notice of prepayment shall specify the
prepayment date     and, the principal amount of the Loans to be prepaid
and the Applicable Premium, if any. Each notice of prepayment shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein; provided that if a notice of prepayment is expressly conditioned upon the effectiveness of an acquisition, debt incurrence or equity issuance, then such notice of prepayment may be revoked (by notice to the each Lender on or prior to the specified prepayment date) if such condition is not satisfied.
(d)    In the event the Borrower fails to prepay the Loans on the date specified in any prepayment notice delivered pursuant to Section 2.07(a), the Borrower, on demand by any Lender, shall pay to such Lender, any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay. Any Lender demanding such payment shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.
SECTION 2.08    Mandatory Prepayment; Commitment Termination.
(a)    Upon the occurrence of a Change of Control, the Borrower will make an offer (a “Change of Control Offer”) to the Lenders to repurchase the Loans at a purchase price in cash equal to (i) if the Change of Control Payment Date shall occur on or prior to the second anniversary of the Amendment No. 1 Effective Date,
(x) one hundred percent (100%) of the aggregate principal amount of such Loans outstanding, including PIK Interest, if any, plus (y) the Applicable Premium, plus (z)
accrued and unpaid interest and (ii) if the Change of Control Payment Date shall occur after the second anniversary of the Amendment No. 1 Effective Date, one hundred and six percent (106106.0%) of (x) the aggregate principal amount of such Loans outstanding, including PIK Interest, if any, plus (y) accrued and unpaid interest (the “Change of Control Payment”). Within five (5) Business Days following any Change of Control, the Borrower will provide irrevocable notice to each Lender describing the transaction or transactions that constitute the Change of Control and stating the purchase price and the purchase date, which shall be no later than five (5) Business Days from the date such notice is given (the “Change of Control Payment Date”). On the Change of Control Payment Date, the Borrower will deposit with the applicable the Borrower or any Facility Guarantor sends to the trustee or the holders under the Senior Notes Indenture or any other Senior Notes Document;
(a)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary thereof, or compliance with the terms of any Loan Document, as any Lender may reasonably request;
(b)prompt written notice of a Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.
SECTION 5.03    Use of Proceeds.
The proceeds of the Loans made hereunder on the Closing Date will be used only to pay fees and expenses related to the financing contemplated hereby, including but not limited to the attorney’s fees for the Initial Lender and the Borrower and for general corporate purposes. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X. The proceeds of the 2013 Loans made on the Amendment No. 1 Effective Date will be used only to pay fees and expenses related to the financing contemplated by Amendment No. 1, including but not limited to the attorney’s fees for the Initial Lender and the Borrower and for general

corporate purposes. SECTION 5.04	Additional Subsidiaries.

If any Loan Party shall form or acquire a Subsidiary after the Closing Date, the Borrower will notify each of the Lenders thereof and if such Subsidiary is required to become a “Guarantor” under the Senior Notes Indenture or any amendment, amendment and replacement, supplement, modification or refinancing thereof, the Borrower will cause such Subsidiary to become a Loan Party hereunder by executing a Joinder Agreement and under each applicable Loan Document (including any Security Documents, to the extent applicable), in the manner provided therein within ten (10) Business Days after such Subsidiary is formed or acquired and, if the Obligations are permitted to be secured pursuant to the Senior Notes Indenture, within ten (10) Business Days after such permission, promptly take such actions to create and perfect Liens on such Subsidiary’s assets to secure the Obligations as the Required Lenders shall reasonably request.

SECTION 5.05    Security.
(a)    If and to the extent that the entire amount of the Obligations is permitted to be secured pursuant to clause (27) of the definition of “Permitted Liens” set forth in the Senior Notes Indenture (it being understood and agreed that such permission may depend on the ability of the Obligations to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio (as defined in the Senior Notes Indenture) provisions of Section 4.08(a) of the Senior Notes Indenture on such date of determination), the Borrower shall promptly, and in any event no later than ten (10) Business Days after such determination is made, enter into Security Documents to cause the Obligations hereunder to be secured on a junior priority basis to the Liens securing the “Obligations” (as defined in the First Lien Credit Agreement) of American Apparel (USA), LLC and the other “Loan Parties” under the First Lien Loan Documents and the “Obligations” (as defined in the Senior Notes Indenture) of the Borrower and the other “Guarantors” under the Senior Notes Indenture and the other Senior Notes Documents, and the Loan Parties shall not have any liens on their property or assets other than “Permitted Liens” (as defined in the Senior Notes Indenture) and the Borrower shall not be permitted to secure any other Indebtedness pursuant to clause (27) of the definition of “Permitted Liens” set forth in the Senior Notes Indenture unless and until the Obligations hereunder are so secured (it being understood and agreed that such Security Documents shall not secure any PIK Interest added to principal on an Interest Payment Date after the entry into such Security
Documents if such PIK Interest is not permitted to be secured pursuant to the Senior
Notes Indenture on such Interest Payment Date; provided that such Security
Documents provide that any PIK Interest not so secured shall subsequently be secured on any date when such PIK Interest is permitted to be secured pursuant to the Senior
Notes Indenture). Each Loan Party shall deliver such certificates, legal opinions and other information and documentation as reasonably requested by the Required Lenders pursuant to this Section 5.05.
(a)Neither the Borrower nor any of its Restricted Subsidiaries will take or knowingly omit to take any action that would materially impair the Liens in favor of the Lenders with respect to any material portion of the Collateral. The Borrower shall, and shall cause each Facility Guarantor to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments as the Required Lenders shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Security Documents and (ii) file any such notice filings or other agreements or instruments as may be reasonably necessary under Applicable Law to perfect (and maintain the perfection and priority of) the Liens created by the Security Documents, subject to Permitted Liens, at such times and at such places as the Required Lenders may reasonably request, in each case subject to the terms of the Security Documents.
(b)Notwithstanding anything to the contrary herein or in any other Loan Document, (i) neither the Borrower nor any Loan Party shall be required to enter into Security Documents or otherwise grant any security interest to the Lenders until

SECTION 7.05    Waiver of Subrogation.
Each Facility Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Lenders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
SECTION 7.06    Waiver of Stay, Extension or Usury Laws.
Each Facility Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law that would prohibit or forgive such Facility Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force; and each Facility Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Lenders, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VIII
Miscellaneous
SECTION 8.01    Notices.
Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, as follows:
(a)if to any Loan Party, to it at American Apparel, Inc. 747 Warehouse St., Los Angeles, CA 90021, Attention: Glenn Weinman (Telecopy No. (213) 201-3048), (E-Mail glenn@americanapparel.net), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Attention: David Reamer (Telecopy No. (213) 621-5052); E-Mail dreamer@skadden.com);
(b)if to the Initial Lender, to it at the following address:
Lion/Hollywood L.L.C.
100 Wilshire Boulevard
Los Angeles, CA 90401
Attention: Jeff Chang
E-Mail Address: chang@lioncapital.com
(c)if to any Credit Party other than the Initial Lender, to it at its address (or facsimile number or e-mail address) as set forth on Schedule

1.01(a) hereto, on Schedule 1 to Amendment No. 1 or on any Assignment and Acceptance.
Notwithstanding the foregoing, any notice hereunder sent by e-mail shall be solely for the distribution of (i) routine communications such as financial statements and (ii) documents and signature pages for execution by the parties hereto, and for no other purpose. Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given three (3) days after mailing or otherwise upon delivery.
SECTION 8.02    Waivers; Amendments.
(a)No failure or delay by any Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any other rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 8.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.
(b)Except as otherwise specifically provided herein, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders; provided however, that no such waiver, amendment, modification or other agreement shall:
(i)Increase the Commitment of any Lender without the prior written consent of such Lender;
(ii)Reduce the principal amount of any Obligation or reduce the rate of interest thereon, or reduce any fees payable under the Loan Documents without the consent of the Lenders adversely affected thereby;
(iii)Postpone the scheduled date of payment of the principal amount of any Obligation, or any interest thereon, or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the expiration of the Commitments or postpone the Maturity Date without the consent of the Lenders adversely affected thereby;
(i)change Section 2.08(a) without the prior written consent of each Lender adversely affect thereby;
(ii)Without prior written consent of all Lenders:
(A)release all or substantially all of the Facility Guarantors under the Guarantee (except in accordance with Section 7.02) or, if applicable, release all or substantially all of the Collateral (except as provided in the Security Documents or in accordance with Section 7.02) under the Security Documents (to the extent in effect);
(B)subordinate the Obligations hereunder or, if applicable, the Liens granted hereunder or under the other Loan Documents to any other Indebtedness or Lien, as the case may be, other than the Liens securing the “Obligations” (as defined in the First Lien Credit Agreement) of American Apparel (USA), LLC and the other “Loan Parties” under the First Lien Loan Documents or the
“Obligations” (as defined in the Senior Notes Indenture) of American Apparel, Inc. and the “Guarantors” under the Senior Notes Indenture and the other Senior Notes Documents;
(C)change any of the provisions of this Section 8.02 or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; or
(D)change Section 8.04(a).
(c)    Notwithstanding anything to the contrary contained in this
Section 8.02, in the event that the Borrower shall request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to Section 8.02(b) and such amendment is approved by the Required Lenders, but not by the requisite percentage of all of the Lenders, the Borrower and such Required Lenders shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the “Minority Lenders”) subject to their providing for (i) the termination of each Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other Eligible Assignees, or an increase in the Commitment of one or more of the Required Lenders, so that the Total Commitments after giving effect to such amendment shall be in the same amount as the aggregate Commitments immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such onew or increasing Lender or Lenders, as the case may be,more Eligible Assignees as may be necessary to repay in full the outstanding Loans (including principal, interest, fees and other amounts) of the Minority Lenders immediately before giving effect to such amendment and (ivii) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.
(d)    No notice to or demand on any Loan Party shall entitle any
Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement or any other Loan Document shall be effective against the Borrower or any other Loan Party unless signed by the Borrower or other applicable Loan Party.
SECTION 8.03    Expenses; Indemnity; Damage Waiver.
(a)The Loan Parties shall be jointly and severally obligated pay all Credit Party Expenses.
(b)The Loan Parties shall, jointly and severally, indemnify the Credit Parties and each of their Subsidiaries and Affiliates, and each of their respective stockholders, directors, officers, employees, agents, attorneys, and advisors of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred, suffered, sustained or required to be paid by, or asserted against, any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Loans or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned, leased or operated by any Loan Party or any Subsidiary, or any Environmental Liability related in any way to any Loan Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to or arising from any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (v) any documentary taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the